Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Shaul Martin, President

Swift Start Corp.

248 Hewes Street

Brooklyn, NY 11211

Dear Mr. Martin:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Swift Start Corp. on

Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated November 4, 2013, as of and for the periods ended September

30, 2013 and from inception to September 30, 2013. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

November 5, 2013

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